UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2021

LMP AUTOMOTIVE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-236260	82-3829328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported on Current Report on Form 8-K filed on January 15, 2021, LMP Long Island 001 Holdings, LLC (“LMPLI”), a wholly-owned subsidiary of LMP Automotive Holdings, Inc., a Delaware corporation (the “Company”) previously entered into Membership Interest Purchase Agreements on January 12, 2021 with John Staluppi (collectively, the “MIPAs”) to acquire 70% interests in various automotive dealerships located in the New York area owned and operated by Atlantic Automotive Group and its subsidiaries. On February 9, 2021, the parties mutually agreed to terminate the MIPAs and the transactions contemplated thereby. The Company did not incur any material termination penalties pursuant to such termination.

The description of the MIPAs and the transactions contemplated thereby are incorporated by reference to the Company’s Current Report on Form 8-K filed on January 15, 2021.

A copy of the press release announcing the termination of the transactions contemplated by the MIPAs is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 8, 2021, the Company engaged KPMG LLP (“KPMG”) as its principal accountants for the fiscal year ending December 31, 2021, and will dismiss Grassi & Co., CPAs, P.C. (“Grassi”) which is currently serving as the Company’s independent auditors, effective upon the completion of Grassi’s audit of the Company's consolidated financial statements as of and for the year ended December 31, 2020, and the issuance of its report thereon. The decision to change accountants was approved by the Company’s Board of Directors and the Audit Committee thereof. During the two most recent fiscal years and the subsequent interim period from January 1, 2021 to February 8, 2021, neither the Company nor anyone on its behalf consulted KPMG regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Grassi’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles, nor has there been any indication from Grassi that an adverse opinion, disclaimer of opinion or qualification as to uncertainty audit scope or accounting principles will be included in Grassi’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2020. During the fiscal year ended December 31, 2018 and December 31, 2019, there were no disagreements with Grassi on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grassi, would have caused Grassi to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements. Further, for the fiscal year ended December 31, 2020 and the subsequent period from January 1, 2021 to February 8, 2021, there have not been any disagreements with Grassi on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grassi, would cause Grassi to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements.

During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2021 to February 8, 2021, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grassi with a copy of the foregoing disclosures prior to the date of the filing of this report and has requested Grassi to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether it agrees with the above statements. A copy of Grassi’s letter to the Commission, dated February 11, 2021, is filed as Exhibit 16 hereto.

A copy of the press release announcing the dismissal of Grassi and the engagement of KPMG is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
16	Letter of Grassi & Co., CPAs, P.C., dated February 11, 2021, regarding change in certifying accountant.
99.1	Press Release, dated February 11, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2021

LMP AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	Chief Executive Officer

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